UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2020

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2020, Comstock Mining Inc. (the “Company”), agreed to enter into three promissory notes (the “Promissory Notes”) in order to refinance existing indebtedness on more favorable terms. The Promissory Notes are unsecured and have an aggregate principal amount of $4,475,000 (net of an original discount of $255,000), a per annum interest rate of 12% and a maturity date of September 20, 2021. Interest is payable monthly on the Promissory Notes. Principal is payable in full on the maturity date and contains covenants that prohibit the Company from incurring debt that matures prior to the maturity date or that is senior in right of their payment and require the Company to prepay the Promissory Notes with at least 80% of the net cash proceeds received by the Company with respect to the sale of the Company’s non-mining assets in Silver Springs, NV. The Company is permitted to defer payment of up to 34% of the principal payment due on the maturity date of the Promissory Note for an additional two years (i.e., until September 20, 2023), in exchange for two year warrants to purchase the Company’s common stock based on a 10% discount to the 20-day VWAP of the Company’s common stock on the maturity date of the Promissory Note.

The net proceeds of the Promissory Note will be used to fully repay the Company’s existing 11% Senior Secured Debenture due December 25, 2020 (the “Debenture”) and for general corporate purposes. Upon repayment of the Debenture all collateral previously securing the Debenture shall be released.

Events of default on the Promissory Note include insolvency and failure to pay. The default interest rate on the Promissory Notes is an additional 5% above the stated rate. The Promissory Notes can be repaid at any time without penalty or premium. One of the Promissory Notes was sold to an employee of the Company.

The foregoing summaries of the terms of the Promissory Notes are not intended to be exhaustive and are qualified in its entirety by the terms of the form of the Promissory Notes, a copy of which are attached hereto as Exhibit 10.1.

A copy of the press release announcing the transactions described herein is attached as Exhibit 99.1 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Promissory Notes, the Company terminated all of its obligations under, and the collateral securing, the Debenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Promissory Notes in Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Debenture, for so long as the Debenture remains outstanding, the investor in the Debenture has the right to designate one of their founders as a nominee to the Board of Directors of the Company. Upon repayment of the Debenture, the Company will no longer be required to nominate such designee for election to the Board at each stockholder meeting of the Company.

Item 9.01 Financial Statements and Exhibits
d) Exhibits.
10.1 Form of Promissory Notes
99.1 Press release
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: August 11, 2020	By:	/s/ Corrado DeGasperis
Name: Corrado DeGasperis Title: Executive Chairman and Chief Executive Officer